Exhibit 16





November 11, 1998




Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC 20549

RE:  National Property Investors 8
     Commission File Number: 0-14554

Gentlemen:

We have read and agree with the comments in Item 4 of Form 8-K of National Property Investors 8 dated November 10, 1998.


                         Very truly yours,



                         /s/Imowitz Koenig & Co., LLP
                         New York, New York